UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 11, 2014
(Date of Earliest Event Reported)

PANACHE BEVERAGE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-52670	20-2089854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Fifth Avenue, 3rd Floor
New York, NY 10011
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 480-7479

___________________________________
(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2014, the Company, certain of its subsidiaries and former officers entered into a restructuring agreement (the “Restructuring Agreement”) with Consilium Corporate Recovery Master Fund, Ltd. (the "Lender"). The Company, its affiliates and subsidiaries had entered into previous loan transactions with Lender, dated December 21, 2012 and May 9, 2013, respectively, as amended to date (collectively, the "Previous Loans"). As of the date of the Restructuring Agreement, the Company and its affiliates were obligated to Lender under the Previous Loans in the aggregate principal amount of $6,922,212 (including capitalized interest) (the “Obligations”). As previously disclosed in our Current Report on Form 8-K, filed with the SEC on May 12, 2014, we received written notice from Lender on May 6, 2014 of certain events of defaults under the Previous Loans and subsequently entered into a forbearance agreement with the Lender (the “Forbearance Agreement”).

Under the Previous Loans, the Company pledged certain of its assets to Lender, including (i) a second priority security interest in the real and personal property constituting the distillery own by Panache Distillery, LLC, (ii) a security interest in its membership interests in Panache, LLC, Panache USA, LLC, Alibi NYC, LLC, Alchemy International, LLC and Panache Distillery, LLC, pursuant to an Amended and Restated Pledge and Security Agreement, dated as of May 9, 2013, (iii) trademarks held by its subsidiaries Alibi NYC, LLC and Alchemy International, LLC pursuant to a Trademark Security Agreement and (iv) its depository account, pursuant to a Pledge and Assignment of Depository Account. The Previous Loans were also secured by certain stock pledge agreements with James Dale, Agata Podedworny, and Sjoerd de Jong, principal stockholders of the Company and former officers and directors of the Company (the “Shareholders”), who pledged an aggregate of 17,900,000 shares of the Company’s common stock as collateral.

In connection with the Restructuring Agreement, in consideration for the cancellation of approximately $1,164,000 principal amount of Obligations, the Shareholders agreed to transfer an aggregate of 16,629,876 shares of the Company’s common stock held by such Shareholders to the Lender or its designated assignee. In addition, the Shareholders agreed to the cancellation of warrants to purchase an aggregate 1,200,000 shares of Company common stock held by them. In connection with such transactions, Lender terminated various stock pledge and security agreements it had entered into with the Shareholders. As additional consideration for entering into the transactions associated with the Restructuring Agreement, an affiliate of the Lender was issued three-year warrants to purchase 2,500,000 shares of the Company’s common stock, exercisable at $0.15 per share, vesting over a two-year period. To effectuate the foregoing stock transfers and warrant terminations with the Shareholders, the Lender, the Company and the Shareholders entered into Stock Transfer Agreements and Warrant Termination Agreements.

With respect to the modification of the Previous Loans, the Company entered into a loan modification agreement (the “Loan Modification Agreement”) with Lender pursuant to which, in addition to the reduction of the amount of the Obligations set forth above, Lender waived all Existing Defaults (as defined in the Forbearance Agreement), and reduced the interest rate of the Obligations to 4% per annum until December 31, 2015, which interest shall be compounded, capitalized and added to the unpaid principal amount of the Obligations quarterly. After December 31, 2015, the Obligations shall bear interest at 10% per annum, payable as prescribed under the Previous Loans. In addition, the Lender terminated a stock pledge and security agreement with MIS Beverage Holdings, LLC, a principal stockholder, thereby releasing 2,000,000 shares of common stock as collateral under the Previous Loans and the Company authorized the Lender to record and otherwise perfect its security interest in the Company’s distillery property. In connection with such security interest, the Lender and the Company’s Panache Distillery, LLC subsidiary entered into a subordination agreement with the holders of the first mortgage on the distillery property setting forth the respective rights and obligations of such lenders with respect to such security interests.

As part of the transactions contemplated by the Restructuring Agreement, the Shareholders ratified their previous resignations as officers and directors of the Company. Further, James Dale agreed to assign to the Lender a promissory note held by him from the Company’s Wodka, LLC subsidiary (“Wodka) in the principal amount of $245,000 (the “Wodka Note”). The Wodka Note does not bear interest and is payable on demand only in the event all of the equity interests in Wodka or all or substantially all of the assets of Wodka are sold to a third party unaffiliated with Wodka or the Company and Wodka’s Board of Managers unanimously consent to the repayment of the Wodka Note. Further, Sjoerd de Jong entered into an agreement with Lender in connection with loans he had previously made to Wodka, LLC in the aggregate principal amount of $39,668. Such loans were memorialized in a new promissory note of Wodka (the “de Jong Note”) which does not accrue interest and is payable only at such time as the Company’s consolidated cash flow from operations on account of any fiscal quarter exceeds $79,376 and Wodka’s operating agreement is amended to allow the repayment of the de Jong Note. The Company also agreed to pay Mr. de Jong $15,000 to facilitate continuing health insurance for a six month period, which amounts were funded by Lender and added to the principal amount of the Obligations. The parties to the forgoing transactions also entered into customary release agreements.

The foregoing descriptions of the above-referenced agreements are intended to be summaries and are qualified in their entirety by reference to such agreements, which are attached hereto as Exhibits 10.1 through 10.13 and are each incorporated by reference as if fully set forth herein.

Item 1.02 Termination of Material Definitive Agreement.

To the extent required by Item 1.02 of Form 8-K, the information contained or incorporated in Item 1.01 of this Form 8-K is incorporated by reference into this Item 1.02 with respect to the termination of an aggregate 1,200,000 warrants held by former officers and directors of the Company.

Item 3.02 Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained or incorporated in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02 with respect to the issuance of warrants to purchase 2,500,000 shares of the Company’s common stock to an affiliate of the Lender. Exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), for the issuance of the warrants was based on Section 4(a)(2) of the Securities Act.

Item 5.01 Changes in Control of Registrant.

As a result of transactions associated with the Restructuring Agreement, a change in control of the Company occurred due to the acquisition by CCRF – Panache, LLC, a designee of the Lender (“CCRF”), of 16,629,876 shares of the Company’s common stock from certain former officers and directors of the Company. The information disclosed Item 1.01, Item 1.02 and Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As mentioned above, Lender’s designee acquired the 16,629,876 shares of common stock in consideration of the transactions associated with the Restructuring Agreement, including, but not limited to, agreeing to the modifications of Company indebtedness referenced herein. Control was acquired from the following individuals:

Name of Shareholder	Number of Shares

James Dale	11,930,497
Agata Podedworny	3,699,379
Sjoerd de Jong	1,000,000

CCRF beneficially owns approximately 61.5% of the Company’s common stock. In addition, an affiliate of the Lender holds warrants to purchase an aggregate 7,100,000 shares of the Company’s common stock, 1,518,000 of which are exercisable within the next sixty days. Accordingly, the Lender and its affiliates, including the personal holdings of Charles T. Cassel, a principal of the Lender and its affiliates, beneficially own 18,267,876 shares of the Company’s common stock, or approximately 64%.

Except as described above, there were no arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors of other matters.

As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In connection with his role in the successful conclusion to the transactions associated with the Restructuring Agreement, Michael Romer, the Company’s interim President and Chief Executive Officer, was granted three-year options to purchase 500,000 shares of the Company’s common stock at $0.15 per share pursuant to the Company’s 2012 Non-Qualified Stock Option Plan. The options are exercisable fifty percent immediately, with the balance vesting in equal amounts every six months over a two-year period.

In addition, the Company granted to directors David Shara and Nicholas Hines similar options to purchase 150,000 shares of the Company’s common stock each.

Item 7.01 Regulation FD Disclosure

On June 12, 2014, the Company issued a press release announcing the entering into of the Restructuring Agreement and related transactions. A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits:

(a) Financial Statements - Not Applicable

(b) Pro-Forma Financial Information - Not Applicable

(c) Shell Company Transactions - Not Applicable

(d) Exhibits:

10.1
Restructuring Agreement, dated June 11, 2014, by and among Company, certain of its subsidiaries, James Dale, Agata Podedworny, and Sjoerd de Jong and Consilium Corporate Recovery Master Fund, Ltd. (“Lender”).

10.2	Loan Modification Agreement, dated June 11, 2014, by and among Company, certain of its subsidiaries and Lender.
10.3	Stock Transfer Agreement, dated June 11, 2014, by and among Company, James Dale and Lender.
10.4	Stock Transfer Agreement, dated June 11, 2014, by and among Company, Agata Podedworny and Lender.
10.5	Stock Transfer Agreement, dated June 11, 2014, by and among Company, Sjoerd de Jong and Lender.
10.6	Warrant Termination Agreement, dated June 11, 2014, by and between Company and James Dale.
10.7	Warrant Termination Agreement, dated June 11, 2014, by and between Company and Agata Podedworny.
10.8	Warrant Termination Agreement, dated June 11, 2014, by and between Company and Sjoerd de Jong.
10.9	Promissory Note of Wodka, LLC, dated June 11, 2014, payable to Lender.
10.10	Promissory Note of Wodka, LLC, dated June 11, 2014, payable to Sjoerd de Jong.
10.11	Agreement, dated June 11, 2014, by and among Wodka, LLC, Sjoerd de Jong and Lender.
10.12	Subordination Agreement, dated June 5, 2014, by and among the Company, Lender and Douglas Joint Venture, V-3 Joint Venture, LLC and Empire Joint Venture.
10.13	Warrant Agreement, dated June 11, 2014 by and between the Company and Consilium Investment Management LLC.
99.1	Press Release dated June12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PANACHE BEVERAGE, INC.

Dated: June 16, 2014	By:	/S/ MICHAEL ROMER
Michael Romer
Interim Chief Executive Officer